As filed with the Securities and Exchange Commission on October 9, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

OVERSTOCK.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0634302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6350 South 3000 East
Salt Lake City, Utah 84121
(Address of principal executive offices) (Zip Code)

Overstock.com 401(k) Plan

(Full title of the plan)

Mark J. Griffin
Vice President and General Counsel
6350 South 3000 East
Salt Lake City, Utah 84121
(Name and address of agent for service)

(801) 947-3100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.0001 par value, to be issued under the Overstock.com 401(k) Plan	150,000 shares	$10.52	$1,578,000	$216

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover (a) any additional shares of Common Stock which become issuable under the Overstock.com 401(k) Plan to prevent dilution resulting from stock splits, stock dividends, or similar transactions, and (b) an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)         Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock on the Nasdaq Global Market on October 3, 2012, which was $10.52.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 150,000 shares of the Company’s Common Stock offered or deemed to be offered pursuant to the Company’s 401(k) Plan, as amended (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the Company’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on March 24, 2005 (Registration No. 333-123540) and on July 10, 2009 (Registration No. 333-160512) relating to the Plan are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference

The following documents, which have previously been filed by the Company with the Commission are incorporated by reference herein and shall be deemed to be a part hereof:

(a)           The Company’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Annual Report”), as filed with the Commission on March 2, 2012;

(b)           The Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, as filed with the Commission on April 26, 2012, and for the quarter ended June 30, 2012, as filed with the Commission on July 26, 2012;

(c)           The 401(k) Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2011, as filed with the Commission on June 28, 2012;

(d)           All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report (other than information and exhibits furnished and not filed); and

(e)           The description of the Company’s Common Stock, $.0001 par value, contained in the Registration Statement on Form 8-A filed May 6, 2002, including any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report. The Company’s Exchange Act file number with the Commission is 000-49799.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.                                                         Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.  The Company’s certificate of incorporation provides for this limitation of liability.

Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the Delaware General Corporation Law further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

The Company’s certificate of incorporation (Exhibit 4.1 hereto and any amendments thereto) provides for the indemnification of directors to the fullest extent permissible under the Delaware General Corporation Law. The Company’s bylaws (Exhibit 4.2 hereto) provide for indemnification of directors and officers to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its directors and officers, and maintains insurance policies insuring directors and officers against certain liabilities that they may incur in their capacity as officers and directors.

The indemnification rights described above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 8.                                                         Exhibits.

The exhibits listed in the Index to Exhibits are furnished herewith.

Item 9.                                                         Undertakings.

(a)   The undersigned Company hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(A)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B)          To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(C)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this 9th day of October, 2012.

OVERSTOCK.COM, INC.

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Senior Vice President, Finance and Risk Management

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick M. Byrne, Stephen J. Chesnut, Jonathan E. Johnson III and Mark J. Griffin, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chief Executive Officer (Principal Executive Officer),	October 9, 2012
/s/ Patrick M. Byrne	Chairman of the Board
Patrick M. Byrne

	Senior Vice President, Finance and Risk Management	October 9, 2012
/s/ Stephen J. Chesnut	(Principal Financial Officer and Principal Accounting Officer)
Stephen J. Chesnut

/s/ Stormy D. Simon	Director and Senior Vice President, Customer and Partner Care	October 9, 2012
Stormy D. Simon

/s/ Allison H. Abraham	Director	October 9, 2012
Allison H. Abraham

/s/ Barclay F. Corbus	Director	October 9, 2012
Barclay F. Corbus

/s/ Joseph J. Tabacco, Jr.	Director	October 9, 2012
Joseph J. Tabacco, Jr.

/s/ Samuel A. Mitchell	Director	October 9, 2012
Samuel A. Mitchell

Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on October 9, 2012.

OVERSTOCK.COM 401(k) PLAN

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Member of 401(k) Plan
Administrative Committee

INDEX TO EXHIBITS

4.1                               Overstock.com 401(k) Plan.

4.2                               Restated Adoption Agreement

5.1                               Internal Revenue Service determination letter dated March 31, 2008

5.2                               Opinion of Bracewell & Giuliani LLP

23.1                        Consent of KPMG LLP

23.2                        Consent of Bracewell & Giuliani LLP (included in the opinion filed as Exhibit 5.2 hereto).

24.1                        Powers of Attorney (included on signature page).